Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Partners
Duke Realty Corporation and
Duke Realty Limited Partnership:

We consent to the use of our audit report dated March 3, 2006, except as to notes 6 and 8, which are as of November 14, 2006, with respect to the consolidated balance sheets of Duke Realty Corporation and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule III as of December 31, 2005, and the audit report dated March 3, 2006 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005. We also consent to the use of our audit report dated March 10, 2006, except as to notes 6 and 8, which are as of November 14, 2006, with respect to the consolidated balance sheets of Duke Realty Limited Partnership and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and partners’ equity for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule III as of December 31, 2005, and the audit report dated March 10, 2006 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005. We also consent to the use of our audit report dated April 28, 2006 on the combined statement of revenue in excess of certain expenses of the Mark Winkler Operating Properties for the year ended December 31, 2005, which report includes a paragraph that states the statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and are not intended to be a complete presentation of the revenue and expenses of the Properties. Each of these reports is incorporated herein by reference. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Indianapolis, Indiana
December 5, 2006